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                                                                    EXHIBIT 21.1

                           RANGE RESOURCES CORPORATION

                           SUBSIDIARIES OF REGISTRANT



                                                Jurisdiction of       Percentage of Voting Securities
                      Name                       Incorporation           Owned by Immediate Parent
                      ----                      ---------------       -------------------------------
Range Production Company                            Delaware                       100%
Range Energy Services Company                       Delaware                       100%
Range Holdco, Inc.                                  Delaware                       100%
Range Energy I, Inc.                                Delaware                       100%
Range Gathering & Processing Company                Delaware                       100%
Range Gas Company                                   Delaware                       100%
Lomak Financing Trust                               Delaware                       100%
RRC Operating Company                                 Ohio                         100%
Range Energy Finance Corporation                    Delaware                       100%
Range Energy Ventures Corporation                   Delaware                       100%
Gulfstar Energy, Inc.                               Delaware                       100%
Gulfstar Seismic, Inc.                              Delaware                       100%
Domain Energy International Corporation      British Virgin Islands                100%
Energy Assets Operating Company                     Delaware                       100%